Exhibit 99.1

Mosaic Nutraceuticals Corp. registers with FDA as OTC Drug Distributor.

May 4, 2006

DALLAS-- (BUSINESS WIRE)—May 4, 2006--Mosaic Nutraceuticals Corp. (Pink Sheets: MCNJ - News) announced today that it has registered with the FDA as a Food Facility handling Dietary Supplements and as an OTC Drug Distributor. “We also registered 24/7 Instant Relief as an OTC drug.” Charles Townsend, President and Chief Executive Officer said. Mosaic products are available on the new redesigned Mosaic website. www.mosaictoday.com.

About Mosaic Nutraceuticals

Mosaic Nutraceuticals is located in Dallas, Texas. Its mission is to enhance and improve the quality of life of its consumers through cutting-edge, highly unique dietary supplements and products that include a proprietary line of tasty, soft, delicious chew products that allow the active ingredients to be absorbed through the lining of the mouth as the delicious chew slowly dissolves. Mosaic plans to become a market leader in the nutritional field and will strive to grow its product line through dynamic innovation and acquisitions. The categories Mosaic is focused on include but are not limited to: osteoarthritis, pain relief, low-carbohydrate functional foods, cholesterol health, and weight loss/appetite suppression and general wellness. For additional information visit our website at: http://www.mosaictoday.com or contact Charles Townsend at: 214-866-0045.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward-looking statements. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms like "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to imply uncertainty and are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contact:
Mosaic Nutraceuticals Corp., Dallas
Charles Townsend, 214-866-0045
www.mosaictoday.com
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Source: Mosaic Nutraceuticals Corp.